UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2016 (May 6, 2016)

SunEdison, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13828	56-1505767
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13736 Riverport Dr.

Maryland Heights, Missouri 63043

(Address of principal executive offices) (Zip Code)

(314) 770-7300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 6, 2016, SunEdison, Inc. (the “Company”) filed with the United States Bankruptcy Court for the Southern District of New York the Tranche B Loan syndication procedures pursuant to which certain holders of the Company’s 5% Guaranteed Convertible Senior Secured Notes due 2018 and certain lenders under the Company’s Second Lien Credit Agreement, dated as of January 11, 2016 are being afforded the opportunity to subscribe to provide financing as Tranche B Lenders under the previously disclosed senior secured superpriority debtor-in-possession credit agreement entered into on April 26, 2016. The syndication procedures are attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Syndication Procedures, dated as of May 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2016

SUNEDISON, INC.

By:	/s/ Martin H. Truong
Name: Martin H. Truong
Title: Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

99.1	Syndication Procedures, dated as of May 6, 2016.